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Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

Phone  (410) 580-3000
FAX    (410) 580-3001

                                        October 24, 2001


MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC.
c/o Merrill Lynch Investment Managers, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

     Re:  Registration Statement on Form N-1A

Ladies and Gentlemen:

     Please refer to our opinion letter to you of September 27, 2000, concerning certain matters of Maryland law relating to the incorporation and shares of Merrill Lynch Investment Managers Funds, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-1A, Registration No. 333-43552, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 2 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-10053 (collectively, the "Amendment"), relating to several classes of shares of common stock, $.01 par value, of the Fund.


                                        Very truly yours,



                                        /s/ Piper Marbury Rudnick & Wolfe LLP